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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


              Date of earliest event reported:  October  27, 1999
                              -------------------

                         ENVIRO-CLEAN OF AMERICA, INC.
                              -------------------
            (Exact Name of Registrant as Specified in Its Charter)

         NEVADA                  0-26433                  88-0350797
      -----------           ------------------         ----------------
(State or other jurisdiction   (Commission              (IRS Employer
     of incorporation)         File Number)          Identification No.)

        211 Park Avenue, Hicksville, NY                  11801
   --------------------------------------------         -------
    (Address of principal executive offices)           (Zip Code)


    Registrant's telephone number, including area code   (516) 931-4455
                   --------------


                                      N/A
                                      ---

        (Former name or former address, if changed since last report.)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

Acquisition of June-Supply-San Antonio Inc.
-------------------------------------------

     On October 27 , 1999, Enviro-Clean of America, Inc. (the "Company") entered into a definitive Stock Purchase Agreement (the "Agreement") with June Supply-San Antonio, Inc., a Texas corporation ("June Supply"), and June Supply Corp., a Nevada corporation and a wholly owned subsidiary of the Company formed specifically for the purposes of effecting the acquisition of June Supply ("JSC"), and Michael Rose and Alan Stafford as the only shareholders of June Supply (the "Shareholders"). The closing of the acquisition is to take place on a date (the "Closing Date") not later than December 31, 1999, except that any party to the Agreement may postpone the closing to a date not later than January 31, 2000. Certain conditions as described in Article VI of the Agreement will have to be satisfied on or before the Closing Date.

     June Supply sells janitorial goods to customers throughout the State of Texas and possesses various types of equipment to distribute such products. The Company intends to carry on the same business and to continue to use such equipment in providing these goods to present and future customers of the JSC.

     Upon closing, June Supply will be merged with and into JSC and JSC will remain a wholly owned subsidiary of the Company. In consideration of their agreement to the transaction, the Shareholders will receive the following consideration from the Company: (i) $2,000,000 in cash (the "Cash Payment"), $400,000 paid as a deposit (the "Deposit") upon the signing of the Stock Purchase Agreement and the balance to be paid within two days after the Closing Date, (ii) 100,000 shares of the Company's common stock, par value $.001 (the "Purchase Price Shares"), and (iii) two secured promissory notes, one payable to Michael Rose and one payable to Alan Stafford, each in the principal amount of $587,500, payable in twelve equal quarterly principal payments of $48,958.33, bearing interest at a rate equal to the prime rate of Chase Manhattan Bank, N.A. at the closing per annum and maturing three years from its date of issuance (the "June Notes"). The Deposit shall be kept by June Supply if the closing is not completed by the Closing Date due to the failure of the Company in satisfying one or more of the conditions to the closing, including the payment in full of the consideration as required by the Agreement.

     The Cash Payment will be adjusted immediately prior to closing by the extent to which the final statement of Net Working Capital, as defined in the Agreement, is greater than or less than $2,050,000. If the Net Working Capital exceeds $2,050,000, the Company shall pay in cash to the Shareholders the amount by which June Supply's Net Working Capital exceeds $2,050,000. If the Net Working Capital is less than $2,050,000, then the amount by which the Net Working Capital is less than $2,050,000 will be deducted from the Cash Payment.

     In addition, the Company will pay an annual earn-out payment to the Shareholders pursuant to the terms of the Agreement. The earn-out payments will total up to $50,000 for 1999, $150,000 for each of fiscal years 2000, 2001, 2002, and 2003,
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and $100,000 for fiscal year 2004, except that these amounts will be subject to adjustments based on the JSC's actual pre-tax earnings in accordance with the terms of the Agreement.

     The Purchase Price Shares shall be increased if the average bid price of the Company's common stock, par value $.001 (the "Common Stock"), is less than $5.00 per share for the 20 trading days preceding the first anniversary of the Closing Date. If such circumstances occur, the Company will grant to the Shareholders an additional amount of Common Stock so that the aggregate market value of the Purchase Price Shares (including the value of the initial 100,000 shares of Common Stock) will remain at $500,000.

     Repayment of the June Notes is secured by a security interest in the capital stock of June Supply. Each promissory note is secured by 50% of such collateral. Pursuant to a Pledge and Security Agreement, in the event of a default in any payment on the June Notes and the expiration of a 90 day cure period as specified in the Pledge and Security Agreement, the secured party may accelerate the entire indebtedness then outstanding. If such events occur, the secured party must wait an additional 30 days from the event of default which triggered the acceleration of the indebtedness, before exercising rights as a secured creditor.

     This acquisition is financed partially through the Company's working capital; however, the majority of funding is being provided through proceeds from a private placement of securities.

     Pursuant to the Agreement, JSC entered into employment agreements with Michael Rose, as President, and Alan Stafford, as Vice-President, each for a period of five years. Under the employment agreements, Michael Rose and Alan Stafford are to be paid a base salary of $50,000 with additional earn-out bonuses as described in the Agreement. Both contracts provide that if Mr. Rose's or Mr. Stafford's employment is terminated by JSC for cause (as defined in the employment agreement), he is not entitled to any severance compensation. In the event of termination without cause, both Mr. Rose and Mr. Stafford would be entitled to severance compensation in an amount ranging from six weeks' pay to twelve months' pay, depending on the length of service prior to the termination.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired

     At the present time, the Company is not in possession of audited financial information of June Supply. The Stock Purchase Agreement for June Supply provides that the respective companies must provide audited financial information to the Company no later than 30 days from the respective Closing Dates. The Company will file an amendment to this Current Report on Form 8-K within 60 days from the date hereof which will include the financial statement information required by this Item.

(b)  Pro Forma Financial Information

     The Company will file an amendment to this Current Report on Form 8-K within 60 days from the date hereof which will include pro forma financial information required by this Item.

(c)  Exhibits

Exhibit Number    Description of Document

2(i) Stock Purchase Agreement among Enviro-Clean of America, Inc., June Supply Corp. and Stephen Haynes, June Supply-San Antonio, Inc. and Michael Rose and Alan Stafford, dated as of August 31, 1999

2(ii)             Pledge and Security Agreement in favor of Michael Rose

2(iii)            Pledge and Security Agreement in favor of Alan Stafford

2(iv)             Employment Agreement with Michael Rose

2(v)              Employment Agreement with Alan Stafford

4(i)              Promissory Note to Michael Rose

4(ii)             Promissory Note to Alan Stafford
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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENVIRO-CLEAN OF AMERICA, INC.


Date:  November 10, 1999              By:  /s/ RANDALL DAVIS
                                           -------------------------------
                                              Name:  Randall Davis
                                              Title:    President
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                               INDEX TO EXHIBITS


Exhibit Number    Description of Document

2(i) Stock Purchase Agreement among Enviro-Clean of America, Inc., June Supply Corp. and Stephen Haynes, June Supply-San Antonio, Inc. and Michael Rose and Alan Stafford, dated as of August 31, 1999

2(ii)             Pledge and Security Agreement in favor of Michael Rose

2(iii)            Pledge and Security Agreement in favor of Alan Stafford

2(iv)             Employment Agreement with Michael Rose

2(v)              Employment Agreement with Alan Stafford

4(i)              Promissory Note to Michael Rose

4(ii)             Promissory Note to Alan Stafford